Exhibit 10(i)

THIRD AMENDMENT

OF THE

NORTHERN TRUST CORPORATION

SEVERANCE PLAN

WHEREAS, the Northern Trust Corporation (the “Corporation”) maintains the Northern Trust Corporation Severance Plan (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Corporation under Section 6.1 of the Plan, the Plan is hereby amended to add the attached as Supplement #1 to the Plan.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 10th of February, 2006 effective such 10th day of February, 2006.

NORTHERN TRUST CORPORATION

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and Human Resources Department Head

SUPPLEMENT #1

Special Rules for Certain Eligible Employees Participating in Job Change Program

This Supplement #1 to the Northern Trust Corporation Severance Plan (the “Plan”) is made a part of the Plan and supersedes any provisions thereof to the extent that they are not consistent with this Supplement. Unless the context clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement #1.

1.	Effective Date. February 10, 2006.

2.	Application. This Supplement #1 shall apply to any Eligible Employee who:

(a)	becomes an Eligible Employee on or after the Effective Date of this Supplement #1 as a direct result of the Corporation’s Global Operating Model-India, as determined by an Employer in the Employer’s sole discretion; and

(b)	during the Notification Period described in Section 4.2, but prior to Termination of employment, begins employment in another position with an Employer as a result of the Eligible Employee’s participation in the Corporation’s Job Change Program (a “Job Match Position”)

(Individually, a “Job Change Eligible Employee” and collectively, the “Job Change Eligible Employees”).

3.	Special Provision. The following special provision shall apply to the Job Change Eligible Employees:

If during the 60-day job match assessment period (as described in the Job Change Program), it is determined that a job match did not occur for a Job Change Eligible Employee with respect to the Job Match Position, such Job Change Eligible Employee’s employment will be terminated (subject to Paragraph 4 of this Supplement #1) on the later of:

(a)	the last day of the Job Change Eligible Employee’s Notification Period described in Section 4.2, or

(b)	the date during the 60-day job match assessment period as of which it is determined, by an Employer or such Eligible Employee, that a job match has not occurred, with respect to the Job Match Position; provided, however, that in the event of a conflict between such Eligible Employee and an Employer with respect to whether a job match has or has not occurred, the determination by the Employer, in the Employer’s sole discretion, shall control for all purposes under the Plan and this Supplement #1.

Upon such Termination of employment, such Job Change Eligible Employee will be entitled to Severance Benefits, subject to Section 4.4 and any other applicable provisions of the Plan (including but not limited to Section 2.13).

4.	Effect of Job Match or Other Employment Offer. Anything in the Plan or this Supplement #1 to the contrary notwithstanding, if, prior to an Eligible Employee’s Termination of employment:

(a)	as a result of such Eligible Employee’s employment in a Job Match Position, it is determined by an Employer, in the Employer’s sole discretion, that a job match has occurred for such Eligible Employee, or

(b)	under any other circumstance, the Eligible Employee is offered a comparable position with an Employer or a position with a purchaser, transferee or outsourcing non-Employer or affiliate pursuant to Section 2.13, then a Termination Based on Employer Action shall not be considered to have occurred, and such Eligible Employee shall not be entitled to any Severance Benefits under the Plan.

5.	Limitations on Supplement. Nothing in this Supplement #1 shall be construed to provide any Job Change Eligible Employee with any rights or benefits under the Plan other than those described in Paragraph 3 above.

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